Putnam Prime Money Market Fund March 31, 2006 semi annual report

Because the electronic format for filing Form NSAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

72DD1     	Class I   8,000
          	Class S   0
          	Class A   0

72DD2     	Class R   0
          	Class P   54,396

73A1      	Class I   0.020793
          	Class S   0.020304
          	Class A   0.019559

73A2      	Class R   0.018316
          	Class P   0.020793

74U1		Class I	282,649
		Class S	1
		Class A	1

74U2		Class R	1
          	Class P   3,384,324

74V1		Class I	1.00
		Class S	1.00
		Class A	1.00

74V2		Class R	1.00
          	Class P   1.00

Additional Information About Errors and Omissions Policy  Item 85B

While no claims with respect to the Registrant/Series were filed under such policy during the period, requests under such policy for reimbursement of legal expenses and costs arising out of claims of market timing activity in the Putnam Funds have been submitted by the investment manager of the Registrant/Series.